Exhibit 16.1


                                December 20, 1996



Securities and Exchange Commission
Washington, D.C.  20549


Ladies and Gentlemen:

         We were previously principal accountants for Anagram, Inc. and, under the date of March 14, 1996 and September 18, 1996, we reported on the financial statements of Anagram, Inc. as of and for the years ended December 31, 1995 and
1994.  In  December  1996,  our   appointment  as  principal   accountants  was
terminated. We have read Anagram, Inc.'s statements included under Changes in Registrants Certifying Accountant included in Avant! Corporation's Form 8-K dated December 20, 1996, and we agree with such statements.

                                            Very truly yours,


                                            /s/  ROBERTS ACCOUNTANCY CORPORATION
                                            ------------------------------------
                                            ROBERTS ACCOUNTANCY CORPORATION